Exhibit 99.1

Tesoro Logistics LP Reports Second Quarter 2012 Results

SAN ANTONIO - August 6, 2012 - Tesoro Logistics LP (NYSE: TLLP) ("TLLP" or the "Partnership") today reported second quarter 2012 net income of $13.1 million, or $0.41 per diluted limited partner unit.

Distributable cash flow for the second quarter was $16.0 million. On July 20, 2012, the Partnership announced its quarterly cash distribution of $13.0 million, or $0.41 per limited partnership unit, or $1.64 on an annualized basis. This distribution represents a 9% increase over the quarterly distribution of $0.3775 per unit ($1.51 per unit on an annualized basis) paid in May 2012. Since the first distribution following its inception, TLLP has increased its distribution to limited partners by 21% on an annualized basis.

"We continue to grow our business and deliver higher cash distributions to our unitholders," said Greg Goff, TLLP's Chairman and Chief Executive Officer. "During the quarter, we successfully executed our first drop-down with the contribution of the Martinez Crude Oil Marine Terminal (the "Martinez Terminal") and drove additional volumes in our crude oil gathering segment. We remain focused on our commitment to drive significant growth in the base business and, with today's announced drop-downs, now expect earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2013 to be in the range of $140 million."

Additional Asset Drop-downs

On August 1, 2012, Tesoro Corporation (NYSE: TSO) ("TSO" or "Tesoro") announced its intention to offer its Long Beach marine terminal and Los Angeles short-haul pipelines to TLLP. These assets, located near Tesoro's Wilmington, California refinery, consist of a two-vessel berth dock leased from the City of Long Beach, six storage tanks with combined capacity of 235,000 barrels and six related pipelines with 70,000 barrels per day throughput connecting the marine terminal, Tesoro's refinery and other third-party facilities.

These assets have expected annual EBITDA in the $20 to $25 million range and include significant third-party revenue. While the purchase price has not yet been negotiated, TLLP expects to enter into terminalling and throughput agreements with minimum volume commitments, consistent with prior transactions. The Partnership expects to close the drop-down during the third quarter of 2012.

Tesoro also recently reaffirmed its intention to offer the Anacortes, Washington unit train unloading facility to TLLP. The unloading facility, which is expected to be operational in the third quarter of 2012, should generate an expected annual EBITDA in the $15 to $20 million range. The Partnership expects to close the drop-down in the fourth quarter of 2012 and negotiate corresponding throughput and minimum volume commitment agreements.

Second Quarter 2012 Highlights

Revenues for the second quarter totaled $33.2 million, up $6.1 million from the prior quarter. The sequential improvement was attributable to higher volumes in both the Crude Oil Gathering and Terminalling, Transportation, and Storage segments. Volumes hauled by our crude oil trucking operation increased by almost 40%, driven by Tesoro's increased Bakken crude oil demand. Revenues in the Terminalling, Transportation and Storage segment increased $4.1 million, driven by the addition of the Martinez Terminal.

Total costs and expenses for the second quarter of $19.1 million were up $1.6 million from the prior quarter, including $0.8 million of expenses relating to the Martinez Terminal transaction. The resulting EBITDA for the second quarter was $16.7 million, which is in-line with prior guidance.

TLLP and Tesoro completed the contribution of the Martinez Terminal located in Martinez, California to the Partnership for total consideration of $75 million, effective April 1, 2012. The contribution was made in exchange for $67.5 million in cash financed with borrowings under the Partnership's senior secured revolving credit agreement and the issuance of equity with a fair value of $7.5 million. In connection with the closing of the contribution, Tesoro and the Partnership entered into a ten-year terminalling agreement with a minimum throughput commitment. During the quarter, the Martinez Terminal added $2.0 million of segment EBITDA, which is in-line with our expectations.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CDT on August 7, 2012, TLLP will broadcast, live, its conference call with analysts regarding second quarter 2012 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about future growth, earnings, cash flow, the growth of distributions to unitholders, and the anticipated timing and incremental EBITDA from the Long Beach marine terminal, Los Angeles short-haul pipelines and the Anacortes unit train unloading facility acquisitions. For more information concerning factors that could affect these statements see our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present net income (loss), distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information for the three and six months ended June 30, 2012 and 2011.  The information presented contains the unaudited condensed combined financial results of Tesoro Logistics LP Predecessor (the "TLLP Predecessor"), our predecessor for accounting purposes, for periods presented through April 25, 2011. The TLLP Predecessor includes the financial results of the initial assets contributed by Tesoro during the initial public offering. The unaudited condensed consolidated financial results for the three and six months ended June 30, 2012 and 2011 also include the results of operations for Tesoro Logistics LP ("TLLP" or the "Partnership") for the period beginning April 26, 2011, the date TLLP commenced operations.

The financial information contained herein of the TLLP Predecessor and TLLP have been retrospectively adjusted to include the historical results of the Martinez Crude Oil Marine Terminal assets (the "Martinez Terminal") for the six months ended June 30, 2012 and the three and six months ended June 30, 2011. We refer to the historical results of the TLLP Predecessor and the Martinez Terminal collectively as our "Predecessors." The results of the Martinez Terminal are included in the Terminalling, Transportation and Storage segment.

Our Predecessors generally recognized only the costs and did not record revenue associated with the trucking, terminalling, storage and short-haul pipeline transportation services provided to affiliates on an intercompany basis. Accordingly, the revenues in our Predecessors' historical combined financial statements relate only to amounts received from third parties for these services and amounts received from affiliates with respect to transportation regulated by the Federal Energy Regulatory Commission and the North Dakota Public Service Commission on our High Plains system. Affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment in connection with the commencement of the new commercial agreements with Tesoro upon completion of the initial public offering (the "Offering") on April 26, 2011 and the contribution of the Martinez Terminal (the "Contribution") on April 1, 2012.  As a result, the information included in the following tables is not comparable on a year-over-year basis.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES (a)
Crude Oil Gathering	$16,073	$10,671	$30,175	$16,258
Terminalling, Transportation and Storage	17,107	9,095	30,090	9,778
Total Revenues	33,180	19,766	60,265	26,036
COSTS AND EXPENSES
Operating and maintenance expenses	12,896	9,815	24,141	19,842
Depreciation and amortization expenses	2,526	2,530	5,053	5,057
General and administrative expenses (a)	3,634	2,151	7,061	3,612
Loss on asset disposals	—	1	236	26
Total Costs and Expenses	19,056	14,497	36,491	28,537
OPERATING INCOME (LOSS)	14,124	5,269	23,774	(2,501)
Interest and financing costs, net	(1,039)	(461)	(1,550)	(461)
NET INCOME (LOSS)	13,085	4,808	22,224	(2,962)
Less: Loss attributable to Predecessors	—	(3,087)	(2,417)	(10,857)
Net income attributable to partners	13,085	7,895	24,641	7,895
Less: General partner's interest in net income, including incentive distribution rights	364	157	594	157
Limited partners' interest in net income	$12,721	$7,738	$24,047	$7,738

Net income per limited partner unit:
Common - basic and diluted	$0.41	$0.25	$0.79	$0.25
Subordinated - basic and diluted	$0.41	$0.25	$0.78	$0.25

Weighted average limited partner units outstanding:
Common units - basic	15,464,686	15,254,890	15,359,788	15,254,890
Common units - diluted	15,489,008	15,298,205	15,393,016	15,298,205
Subordinated units - basic and diluted	15,254,890	15,254,890	15,254,890	15,254,890

Cash distributions per unit (b)	$0.4100	$0.2448	$0.7875	$0.2448

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of EBITDA to Net Income (Loss):
Net income (loss)	$13,085	$4,808	$22,224	$(2,962)
Add: Depreciation and amortization expenses	2,526	2,530	5,053	5,057
Add: Interest and financing costs, net	1,039	461	1,550	461
EBITDA (c)	$16,650	$7,799	$28,827	$2,556

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$16,068	$6,775	$29,395	$291
Less: Changes in assets and liabilities	(102)	(798)	786	(2,064)
Less: Amortization of debt issuance costs	225	111	384	111
Less: Unit-based compensation expense	334	123	712	123
Less: Loss on asset disposals	—	1	236	26
Add: Interest and financing costs, net	1,039	461	1,550	461
EBITDA (c)	$16,650	$7,799	$28,827	$2,556

Reconciliation of Distributable Cash Flow to Net Income (Loss):
Net income (loss)	$13,085	$4,808	$22,224	$(2,962)
Add: Depreciation and amortization expenses	2,526	2,530	5,053	5,057
Add: Interest and financing costs, net	1,039	461	1,550	461
Add: Change in deferred revenue related to shortfall payments	267	—	267	—
Add: Reimbursement for maintenance capital expenditures (d)	532	—	532	—
Add: Non-cash unit-based compensation expense	334	—	712	—
Less: Cash interest paid, net	582	11	949	11
Less: Maintenance capital expenditures (d)	1,184	464	1,952	717
Less: Payment of financing costs	61	—	593	—
Distributable Cash Flow (c)	$15,956	$7,324	$26,844	$1,828

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$7,217	$6,282	$14,629	$11,869
Pipeline throughput (barrels per day ("bpd")) (e)	59,960	56,635	59,852	55,972
Average pipeline revenue per barrel (f)	$1.32	$1.22	$1.34	$1.17
Trucking:
Trucking revenues (a)	$8,856	$4,389	$15,546	$4,389
Trucking volume (bpd)	35,336	23,665	30,350	22,652
Average trucking revenue per barrel (f)	$2.75	$2.04	$2.81	$1.07
Total Revenues	$16,073	$10,671	$30,175	$16,258
Costs and Expenses:
Operating and maintenance expenses	$8,838	$5,161	$15,682	$9,876
Depreciation and amortization expenses	783	785	1,566	1,570
General and administrative expenses (a)	607	281	1,318	435
Gain on asset disposals	—	(10)	—	(10)
Total Costs and Expenses	10,228	6,217	18,566	11,871
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$5,845	$4,454	$11,609	$4,387

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$14,088	$6,966	$24,214	$7,649
Terminalling throughput (bpd)	212,807	183,134	185,374	185,160
Average terminalling revenue per barrel (f)	$0.73	$0.42	$0.72	$0.23
Short-haul pipeline transportation:
Short-haul pipeline transportation revenues (a)	$1,680	$1,178	$3,198	$1,178
Short-haul pipeline transportation throughput (bpd)	72,636	66,174	69,153	64,185
Average short-haul pipeline transportation revenue per barrel (f)	$0.25	$0.20	$0.25	$0.10
Storage:
Storage revenues (a)	$1,339	$951	$2,678	$951
Storage capacity reserved (shell capacity barrels)	878,000	878,000	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.51	$0.50	$0.51	$0.50
Total Revenues	$17,107	$9,095	$30,090	$9,778
Costs and Expenses:
Operating and maintenance expenses	$4,058	$4,654	$8,459	$9,966
Depreciation and amortization expenses	1,743	1,745	3,487	3,487
General and administrative expenses (a)	562	531	1,119	689
Loss on asset disposals	—	11	236	36
Total Costs and Expenses	6,363	6,941	13,301	14,178
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$10,744	$2,154	$16,789	$(4,400)

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Capital Expenditures
Maintenance (d)	$1,184	$464	$1,952	$717
Expansion	7,519	929	11,307	1,348
Total Capital Expenditures	$8,703	$1,393	$13,259	$2,065

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
General and Administrative Expenses (a)
Crude Oil Gathering	$607	$281	$1,318	$435
Terminalling, Transportation and Storage	562	531	1,119	689
Unallocated	2,465	1,339	4,624	2,488
Total General and Administrative Expenses	$3,634	$2,151	$7,061	$3,612

TESORO LOGISTICS LP
BALANCE SHEET DATA
(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
Cash and cash equivalents	$21,408	$18,326
Total Assets	215,489	207,978
Debt	118,000	50,000
Total Equity	82,872	141,999

TESORO LOGISTICS LP
GROWTH PROJECTS
(Unaudited)
(In millions)

	Total Expected Project Capital Expenditures	Projected EBITDA (Annual) (c) (g)	Expected Completion Date
OPERATING SEGMENTS
CRUDE OIL GATHERING (h)
High Plains expansion	$4.0	$5.0	Q3 2012
Connolly gathering hub (i)	4.5	—	Q3 2012
Various growth plan projects	54.0	16.0	2012-2013
CRUDE OIL GATHERING SEGMENT GROWTH PROJECTS	$62.5	$21.0

TERMINALLING, TRANSPORTATION AND STORAGE
Los Angeles terminal transmix	$2.5	$0.5	2013
Stockton terminal storage	10.0	2.5	Q4 2012
New terminal expansion projects	23.0	10.0	2012-2013
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT GROWTH PROJECTS	$35.5	$13.0
TOTAL GROWTH PROJECTS	$98.0	$34.0

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
MARTINEZ CRUDE OIL MARINE TERMINAL
(Unaudited)
(In millions)

Three Months Ended June 30, 2012

Reconciliation of EBITDA to Net Income for the Martinez Crude Oil Marine Terminal:
Net income	$1.5
Add: Depreciation and amortization expenses	0.5
Add: Interest and financing costs, net	—
EBITDA (c)	$2.0

TESORO LOGISTICS LP
RECONCILIATION OF FORECASTED EBITDA TO AMOUNTS UNDER U.S. GAAP
(Unaudited)
(In millions)

Three Months Ended September 30, 2012
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Net income	$18.0
Add: Depreciation and amortization expenses	2.0
Add: Interest and financing costs, net	0.5
Forecasted EBITDA (c)	$20.5

	Full Year 2013
	Projected EBITDA Previously Reported	Long Beach Marine Terminal and Los Angeles Short-Haul Pipelines	Anacortes Rail Unloading Facility	Total
Reconciliation of Forecasted EBITDA to Forecasted Net Income:
Net income	$79.0	$7.0	$6.0	$92.0
Add: Depreciation and amortization expenses	13.5	1.0	2.0	16.5
Add: Interest and financing costs, net	7.5	14.0	10.0	31.5
Forecasted EBITDA (c)	$100.0	$22.0	$18.0	$140.0
_____________

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership's results of operations may not be comparable to the Predecessors' historical results of operations for the reasons described below:

Revenues--  There are differences in the way our Predecessors recorded revenues and the way the Partnership records revenues after completion of the Offering and the Contribution as discussed under factors affecting comparability.
General and Administrative Expenses--  Our Predecessors' general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessors based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)	On July 19, 2012, we declared a quarterly cash distribution of $0.41 per limited partner unit for the second quarter of 2012.

(c)
We define EBITDA as net income (loss) before net interest and financing costs and depreciation and amortization expenses. We define distributable cash flow as EBITDA less net cash interest paid, maintenance capital expenditures and payment of financing costs, plus the change in deferred revenue related to shortfall payments, reimbursement by Tesoro for certain maintenance capital expenditures and non-cash unit-based compensation expense. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP ("non-GAAP") but are supplemental financial measures that are used by management and may be used by external users of our condensed combined consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income (loss) and net cash from (used in) operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income (loss) or net cash from (used in) operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income (loss) and net cash from (used in) operating activities.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to distributable cash flow is net income (loss). The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our condensed combined consolidated financial statements, with the exception of deferred revenue related to shortfall payments, maintenance capital expenditures, reimbursement by Tesoro for certain maintenance capital expenditures and payment of financing costs.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry, thereby diminishing their utility.

(d)	Maintenance capital expenditures include expenditures required to maintain equipment, reliability, tankage and pipeline integrity and safety, and to address environmental regulations.
(e)    Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(f)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
Projected EBITDA for growth projects approximates projected earnings but excludes the impact of net interest expense, income tax and depreciation and amortization, which are anticipated to be immaterial for these projects.

(h)
The Rangeland interconnect project has been placed in service. As such, the expected capital expenditures and projected EBITDA for this project are no longer reflected in the growth projects table under the Crude Oil Gathering segment.

(i)	The capital expenditures related to this project are reimbursed by our Sponsor.